UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8−K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 19, 2007

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8−K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act
(17 CFR 240.14a−12)

☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act
(17 CFR 240.14d−2(b))

☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act
(17 CFR 240.13e−4(c))

Item 8.01 Other Events.

Southern Union Company (NYSE: SUG) today announced that its board of directors approved the payment of an annual cash dividend of $.60 per share beginning with the fourth quarter of 2007.  The $.60 cash dividend represents a 50% increase over the company’s previous $.40 annual cash dividend.

The board of directors also approved the payment of the fourth quarter 2007 dividend, in the amount of $.15 per share, payable on January 11, 2008 to holders of record at the close of business on December 28, 2007.

The press release is attached hereto as Exhibit 99.1

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Southern Union Company November 19, 2007 Press Release

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)

Date: November 19, 2007                                                                    /s/ Robert M. Kerrigan, III
Name: Robert M. Kerrigan, III
Title:   Vice President - Assistant General
Counsel and Secretary

EXHIBIT INDEX

                          Exhibit No.                         Description
99.1	Southern Union Company November 19, 2007 Press Release.